Exhibit 3.3

BYLAWS

of

dMY SQUARED TECHNOLOGY GROUP, INC.

ARTICLE I

GENERAL

1.1 Registered Office and Registered Agent. The registered office and registered agent of DMY Squared Technology Group, Inc., a Massachusetts corporation (the “Corporation”) shall be as set forth in the Corporation’s Articles of Organization (as amended and in effect from time to time the “Articles of Organization”) or subsequent filing with the Secretary of the Commonwealth. The Board of Directors or President of the Corporation may at any time change the registered office or the registered agent by making the appropriate filing with the Secretary of the Commonwealth.

1.2 Principal Office. The principal office of the Corporation shall be within or without the Commonwealth of Massachusetts as set forth in the Corporation’s Articles of Organization or subsequent filing with the Secretary of the Commonwealth.

1.3 Other Offices. The Corporation may also have other offices at any places, within or without the Commonwealth of Massachusetts, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

1.4 Books and Records. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law. The books and records of the Corporation may be kept within or outside the Commonwealth of Massachusetts at such place or places as may from time to time be designated by the Board, provided that a copy of the following records be kept at its principal office or an office of its transfer agent or of its secretary or assistant secretary or of its registered agent: (a) its articles or restated articles of organization and all amendments to them currently in effect; (b) its bylaws or restated bylaws and all amendments to them currently in effect; (c) resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; (d) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past 3 years; (e) all written communications to shareholders generally within the past 3 years, including the financial statements furnished under section 16.20 for the past 3 years; (f) a list of the names and business addresses of its current directors and officers; and (g) its most recent annual report delivered to the secretary of state of the Commonwealth of Massachusetts.

ARTICLE II

ARTICLES OF ORGANIZATION

2.1 Bylaws Subject to Articles of Organization. The name and purposes of the Corporation shall be as set forth in the Corporation’s Articles of Organization (as the same may be amended and in effect from time to time, the “Articles of Organization”). These Bylaws, the powers of the Corporation and of its Directors and shareholders, or of any class of shareholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. For the avoidance of doubt, these Bylaws are adopted subject to any applicable law and the Articles of Organization. Whenever these Bylaws may conflict with any applicable law or the Articles of Organization, such conflict shall be resolved in favor of such law or the Articles of Organization.

ARTICLE III

SHAREHOLDERS

3.1 Annual Meeting. The annual meeting of shareholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be determined by the Board of Directors each year, which date and time may subsequently be changed at any time, including the year any such determination occurs.

3.2 Conduct of Meetings. The chairman of each annual and special meeting of shareholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, any co-Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the co-Chief Executive Officers or if such co-Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of shareholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

3.3 Special Meetings.

(a) Calling a Special Meeting. Except as may otherwise be provided in the Articles of Organization, special meetings of the shareholders may be called by the President at the direction of the Chairman of the Board or by a majority of the Directors, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon the written request of shareholders who hold in the aggregate at least forty percent (40%) of all the votes entitled to be cast on any issue to be considered at the proposed special meeting. Such request shall state the purpose or purposes of the proposed meeting. A shareholder request for a special meeting shall be directed to the Secretary and shall be signed and dated by each shareholder, or duly authorized agent of such shareholder, requesting the special meeting and shall be accompanied by the information required by Sections 3.5 or 4.2 of these Bylaws, as applicable, as to any business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the shareholder(s) requesting the special meeting. A special meeting requested by shareholders shall be held on such date and at such time and place as shall be determined by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if  (a) the stated business to be brought before the special meeting is not a proper subject for shareholder action under applicable law, (b) the Board of Directors has called or calls for an annual meeting of shareholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the shareholders’ request, or (c) an annual or special meeting that included the business specified in the request (as determined in good faith by the Board of Directors) was held not more than ninety (90) days before the request to call the special meeting was received by the Secretary.

(b) Revocation of Request. A shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation there are un-revoked requests from shareholders holding in the aggregate less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. If none of the shareholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting. Business transacted at all special meetings shall be confined to the matters stated in the notice of special meeting. Business transacted at a special meeting requested by shareholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at any special meeting requested by shareholders. The Chair of a special meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these Bylaws, and if the Chair should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at such meeting.

(c) Definition of “Business Day.” As used in these Bylaws, the term “Business Day” means a day other than a day which, at a particular place, is a public holiday or a day other than a day on which banking institutions at such place are allowed or required, by law or otherwise, to remain closed.

3.4 Place of Meeting; Meetings by Remote Communications; Adjournment.

(a) Place of Meeting. Meetings of the shareholders may be held at the principal office of the Corporation in the Commonwealth of Massachusetts, or at such places within or without the Commonwealth of Massachusetts as may be specified in the notices of such meetings.

(b) Meetings of Shareholders by Remote Communications. The Board of Directors may authorize shareholders not physically present at any annual or special meeting of shareholders to participate in such meeting of shareholders by means of remote communication and be deemed present and entitled to vote at the meeting, subject to any guidelines and procedures adopted by the Board of Directors. The Board of Directors may also authorize that any annual or special meeting of shareholders shall be held solely by means of remote communication as set out this Section 3.4 without a physical assembly of shareholders.

(c) Certain Required Measures. At a meeting in which shareholders can participate by means of remote communication, the Corporation shall implement reasonable measures to: (i) verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; and (ii) allow shareholders and proxy holders participating by remote communication to either read or hear the proceedings as they take place and to participate in the meeting and vote on matters submitted to the shareholders.

(d) Maintenance of Records. The Corporation shall maintain a record of the vote or other action taken by shareholders or proxy holders at the meeting by means of remote communication.

(e) Adjournment. When any annual or special meeting has been convened, the Chairman of the Board or other presiding officer may adjourn the meeting for a period of time not to exceed 30 days if  (a) no quorum is present for the transaction of business or (b) the Chairman of the Board or other presiding officer determines that adjournment is necessary or appropriate to enable the shareholders (i) to consider fully information which such officer determines has not been made sufficiently or timely available to shareholders or (ii) otherwise to exercise effectively their voting rights. The Chairman of the Board or other presiding officer in such event shall announce the adjournment and date, time and place of reconvening.

3.5 Notice of Meetings.

(a) Written Notice. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting and the means of any remote communication, if authorized, by which shareholders may be considered present and may vote at the meeting, shall be given no fewer than seven days nor more than 60 days before the meeting to each shareholder entitled to vote thereat and to each shareholder who, by law, by the articles of organization or by these Bylaws, is entitled to notice, by leaving such notice with such shareholder or at such shareholder’s residence or usual place of business, by mailing it, postage prepaid, addressed to such shareholder at such shareholder’s address as it appears in the records of the corporation or by electronic transmission directed to such shareholder at an address given to the corporation by the shareholder or otherwise in such manner as the shareholder shall have specified to the corporation, including by facsimile transmission, electronic mail or posting on an electronic network. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the directors. Whenever notice of a meeting is required to be given to a shareholder under any provision of Chapter 156D of the Massachusetts General Laws (“MBCA”) or of the Articles of Organization or these Bylaws, a written waiver thereof, executed before or after the meeting by such shareholder or such shareholder’s attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

(b) Business To Be Transacted. No business may be transacted at a meeting of shareholders except that (i) specified in the notice thereof, or in a supplemental notice given also in compliance with the provisions hereof, (ii) brought before the meeting by or at the direction of the Board of Directors or the presiding officer, or (iii) properly brought before the meeting by or on behalf of any shareholder who shall have been a shareholder of record at the time of giving of notice provided for in this Section 3.5 and who shall continue to be entitled to vote thereat and who complies with the notice procedures set forth in this Section 3.5 or, with respect to the election of directors, Section 4.2 of these Bylaws. In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder (other than a shareholder proposal included in the corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.

(c) Shareholder’s Notice. In order to be timely given, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) not less than 95 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the corporation or (ii) in the case of a special meeting or if the annual meeting is called for a date (including any change in a date determined by the board pursuant to Section 2.1) not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the day on which notice of the date of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business covered by this Section 3.5, (iii) the class and number of all shares of stock of the Corporation held of record, owned beneficially (directly or indirectly) and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available), as of the date of such notice, and as of each of 60 days prior to the date of such notice and one year prior to the date of such notice, (iv) a description of any derivative positions held or beneficially held (directly or indirectly) by the shareholder, including whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power or pecuniary or economic interest of, such shareholder with respect to stock of the corporation (any of the foregoing, a “Derivative Position”), (v) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder and any other person or persons (including their names and addresses) in connection with the proposal of such business by such shareholder or pursuant to which such shareholder has a right to vote any stock of the Corporation, (vi) a description of any material interest of such shareholder in such business, including any anticipated benefit to the shareholder therefrom, (vii) a description of any proportionate interest in stock of the Corporation or Derivative Positions with respect to the Corporation held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, and (viii) all other information which would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Regulation 14A under the Exchange Act (the “Proxy Rules”).

(d) No Other Business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section 3.5; provided, however, that nothing in this Section 3.5 shall be deemed to preclude discussion by any shareholder of any business properly brought before such meeting.

(e) Determination by Presiding Officer. The Chairman of the Board or other presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and that business shall be disregarded.

3.6 List of Shareholders Entitled to Vote. The officer or agent having charge of the share transfer records for shares of the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the meeting, arranged by voting group and by class and series of share, with the address of and the number of shares held by each shareholder. The list shall be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given at the principal place of business of the Corporation or if the meeting will be held at another location, at a place in the city where the meeting will be held, which shall be identified in the meeting notice. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If any shareholders are participating in the meeting by means of remote communication, the list must be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders in the meeting notice. The Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation.

3.7 Quorum of Shareholders. At any meeting of shareholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, except when a larger quorum is required by law, by the Articles of Organization or by these Bylaws. Stock owned directly or indirectly by the Corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.8 Action by Vote.

(a) Election of Directors. Other than in a Contested Election Meeting (as defined below), when a quorum is present at any meeting of shareholders, a nominee for director shall be elected to the board of directors if the votes properly cast “for” such nominee’s election exceed the votes properly cast “against” such nominee’s election (with “abstentions,” “broker non-votes” and “withheld votes” not counted as a vote “for” or “against” such nominee’s election). In a Contested Election Meeting, when a quorum is present, directors shall be elected by a plurality of the votes properly cast at such meeting. A meeting of shareholders shall be a “Contested Election Meeting” if there are more persons nominated for election as Directors at such meeting than there are directors to be elected at such meeting, determined as of the tenth day preceding the date of the Corporation’s first notice to shareholders of such meeting sent pursuant to Section 3.5 of these Bylaws (the “Determination Date”); provided, however, that if in accordance with Section 4.2 of these Bylaws shareholders are entitled to nominate persons for election as Director for a period of time that ends after the otherwise applicable Determination Date, the Determination Date shall instead be as of the end of such period. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

(b) Other Matters. Except as provided in Section 3.8(a), when a quorum is present at any meeting of shareholders, a majority of the votes properly cast upon any question shall decide the question, except when a larger vote is required by law, by the articles of organization or by these Bylaws.

3.9 Voting. Shareholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the articles of organization. The corporation shall not, directly or indirectly, vote any share of its own stock.

3.10 Action by Written Consent.

(a) Votes Required for Action. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting, in accordance with the Articles of Organization and this Section 3.10. Such action shall be evidenced by a consent or consents in writing, setting forth the action so taken, which shall be (i) signed and delivered to the secretary and not revoked by shareholders having the requisite votes, and (ii) filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote at a meeting.

(b) Request for Record Date. Shareholders may act by written consent if shareholders who own in the aggregate at least forty percent (40%) of the outstanding shares of stock of the Corporation, as determined in accordance with the Articles of Organization, shall (i) by written notice to the secretary request that the board of directors fix a record date (a “Written Request”) prior to soliciting any written consents in respect of such action, (ii) solicit consents to take such action from all shareholders, and (iii) continuously own (as determined in accordance with the Articles of Organization) not less than forty percent (40%) of the outstanding shares of stock of the Corporation through the date of delivery of written consents signed by shareholders having the requisite votes to take such action. Delivery of such Written Request shall be by hand, by registered U.S. mail, or by courier service to the attention of the Secretary at the principal executive offices of the Corporation. A shareholder may revoke a Written Request with respect to such shareholder’s shares at any time by written revocation delivered to the Secretary. In addition, any disposition of shares of the Corporation’s stock made at any time prior to the delivery of the first written consent with respect to the action for which the Written Request is submitted shall constitute a revocation, with respect to such disposed shares, of any such Written Request.

(c) Contents of Written Request. A Written Request shall be signed and dated by each shareholder, or duly authorized agent of such shareholder, submitting the Written Request and shall be accompanied by (i) the information required by Sections 3.5 or 4.2 of these Bylaws, as applicable, and (ii) an acknowledgment that any disposition of shares described in Section 3.10(b) of these Bylaws constitutes a revocation of the Written Request with respect to such disposed shares. In addition, the shareholders shall promptly provide any other information reasonably requested by the Corporation.

(d) Record Date. The Board of Directors shall promptly, but in all events within ten (10) business days after the date on which a Written Request complying with these Bylaws (including Section 3.9(e) below) is received by the Secretary, adopt a resolution fixing the record date for determining shareholders entitled to take action by written consent. If no record date has been fixed by the Board of Directors within ten (10) business days after the date on which a Written Request complying with these Bylaws is received by the Secretary, and the Written Request involves a matter that is a proper subject for action by written consent under Section 3.10(e) of these Bylaws, the record date shall be the date on which the first shareholder signs the written consent setting forth the action taken or proposed to be taken in accordance with this Section 3.10.

(e) Actions Which May Be Taken by Written Consent. Notwithstanding the foregoing, the Board of Directors shall not be obligated to set a record date for an action by written consent if  (i) such action is not a proper subject for shareholder action, either by written consent or otherwise, under applicable law, (ii) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within ninety (90) days after the secretary receives the Written Request and the Board of Directors determines in good faith that the business of such annual or special meeting is to include (among any other matters properly to be brought before the annual or special meeting) the business specified in the Written Request, or (iii) an annual or special meeting that included the business specified in the Written Request (as determined in good faith by the Board of Directors) was held not more than ninety (90) days before the Written Request was received by the Secretary, or (iv) the Written Request or any solicitation of consents to such action by written consent was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(f) Inspectors of Election. In the event of the delivery, in the manner provided by this Section 3.10 and applicable law, to the Corporation of the requisite written consent or consents to take action and any related revocation or revocations, the Corporation shall engage independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this Section 3.9 represent not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. If after such review the independent inspectors shall determine that the written consent or consents are valid and that the action specified therein has been validly authorized, that fact shall be certified in the records of the meetings of shareholders, and the written consent or consents shall be filed with such records. Nothing contained in this Section 3.10 shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action with respect thereto.

(g) Date of Written Consent; Notice to Shareholders. Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered in accordance with this Section 3.10, a written consent or consents signed by shareholders having the requisite votes to take such action are delivered to the secretary in the manner prescribed in this Section 3.10. The action by written consent will take effect as of the date and time of the certification of the written consents in accordance with Section 3.10(f) of these Bylaws, unless otherwise provided by law.

(h) Effectiveness of Written Consent. Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the shareholders by less than unanimous written consent except in accordance with the Articles of Organization and these Bylaws. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with the Articles of Organization and these Bylaws, or the shareholder or shareholders seeking to take such action do not otherwise comply with the Articles of Organization and these Bylaws, then the board of directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of the Articles of Organization and these Bylaws with respect to shareholders seeking to take an action by written consent, any shareholder seeking to have the shareholders authorize or take corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action. Notwithstanding anything in the Articles of Organization or these Bylaws to the contrary (i) shareholders may act without a meeting by unanimous written consent, and none of the foregoing provisions shall apply to such action, and (ii) where written consents are solicited by or at the direction of the Board of Directors, shareholders may act without a meeting if the action is taken by shareholders having not less than the minimum number of votes necessary to take that action at a meeting at which all shareholders entitled to vote on the action are present and voting, and none of the foregoing provisions shall apply to such action. Any action by written consent must be a proper subject for shareholder action by written consent under applicable law.

3.11 Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy, either of the following shall constitute a valid means by which a shareholder may grant such authority. No shareholder shall have cumulative voting rights.

(a) A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b) A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

ARTICLE IV

BOARD OF DIRECTORS

4.1 Number. The number of directors shall be fixed at any time or from time to time only by the affirmative vote of a majority of the Directors then in office, but shall be not less than three, except that whenever there shall be only two shareholders the number of Directors shall be not less than two and whenever there shall be only one shareholder there shall be at least one Director; no decrease in the number of Directors shall shorten the term of any incumbent Director. No Director need be a shareholder of the Corporation.

4.2 Nominations for Director.

(a) Eligibility for Nomination. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors, except as provided in the Articles of Organization. Nominations of persons for election to the Board of Directors at a meeting of shareholders may be made at such meeting (a) by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or (b) by any shareholder of record at the time of giving of notice provided for in this Section 4.2 and who shall continue to be entitled to vote thereat and who complies with the notice procedures set forth in this Section 4.2. Nominations by shareholders shall be made only after giving timely notice in writing to the Secretary of the Corporation. In order to be timely given, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) not less than 95 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation or (b) in the case of a special meeting or if the annual meeting is called for a date (including any change in a date determined by the Board pursuant to Section 3.1) not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the day on which notice of the date of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of all shares of stock of the Corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules, and (v) the consent of each nominee to serve as a Director of the Corporation if so elected; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, (ii) the class and number of all shares of stock of the Corporation held of record, owned beneficially (directly or indirectly) and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available), as of the date of such notice, and as of each of 60 days prior to the date of such notice and one year prior to the date of such notice, (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the shareholder (and any party on whose behalf such shareholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such shareholder (and any party on whose behalf such shareholder is acting) if such individual is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, and governmental authority which are required in order for such shareholder (and any party on whose behalf such shareholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (vi) a description of any Derivative Position held or beneficially held (directly or indirectly) by such shareholder with respect to stock of the Corporation, (vii) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder and any other person or persons (including their names and addresses) in connection with the nomination or nominations to be made by such shareholder or pursuant to which such shareholder has a right to vote any stock of the Corporation, (viii) a description of any proportionate interest in stock of the Corporation or Derivative Positions with respect to the Corporation held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, and (ix) such other information regarding such shareholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director. No person shall be eligible for election as a Director unless nominated in accordance with the provisions set forth herein.

(b) Determination by Presiding Officer. The Chairman of the Board or other presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

4.3 Powers. Except as reserved to the shareholders by law, by the Articles of Organization or by these Bylaws, the business of the Corporation shall be managed by the Directors who shall have and may exercise all the powers of the Corporation. In particular, and without limiting the generality of the foregoing, the Directors may at any time issue all or from time to time any part of the unissued capital stock of the Corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Articles of Organization.

4.4 Compensation. Unless otherwise restricted by the Articles of Organization or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

4.5 Resignation and Removal. Any Director may resign at any time by delivering a resignation in writing to the Board of Directors, the Chairman of the Board or to the Corporation. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any Director or Directors or the entire Board of Directors may be removed from office (a) only for Cause (as defined in Section 8.06(f)(2) of the MBCA) by the affirmative vote of a majority of the shares entitled to vote at an election of Directors and (b) only at a shareholder meeting called for the purpose of removing the Director or Directors where the notice of the meeting states that such removal is the purpose or one of the purposes of the meeting. No Director resigning, and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no Director removed, shall have the right to any compensation as such director for any period following such Director’s removal, or any right to damages on account of such removal, whether such Director’s compensation be by the month or by the year or otherwise, unless in the case of a resignation, the Directors, or in case of a removal, the shareholders, shall in their discretion provide for compensation.

4.6 Vacancies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors: (a) the Board of Directors may fill the vacancy; (b) if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office; or (c) the shareholders may fill the vacancy in accordance with the procedures set forth in the Articles of Organization, these Bylaws and Massachusetts law, as from time to time in effect.

4.7 Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number one or more committees and delegate to any such committee or committees some or all of the power of the Directors except those which by law, by the Articles of Organization or by these Bylaws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the conduct of business by the Directors.

4.8 Regular Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent Directors. A regular meeting of the Directors may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

4.9 Special Meetings. Special meetings of the Directors may be held at any time and at any place designated in the notice of the meeting, when called by the Chairman of the Board, one of the Co-Chief Executive Officers, or by two or more Directors, notice thereof being given to each Director by the Secretary or an Assistant Secretary, or by the officer or one of the Directors calling the meeting.

4.10 Notice. In addition to the forms of notice permitted by Article V, a written notice of a meeting of the Directors may be given to a Director in person, by mail or express overnight courier addressed to a Director at such Director’s usual or last known business or residence address, or by delivering such notice by electronic transmission directed to such Director at an address given to the Corporation by the Director or otherwise in such manner as the director shall have specified to the Corporation, including by facsimile transmission, electronic mail or posting to an electronic network. Oral notice of a meeting may be given to a Director in person or by telephone. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such director. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

4.11 Quorum. Unless otherwise provided by law, at any meeting of the Directors a majority of the Directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

4.12 Action by Vote. When a quorum is present at any meeting, a majority of the Directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these Bylaws.

4.13 Action by Writing. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the Directors, including without limitation, the approval of any transaction under Section 8.31(c) of the MBCA, may be taken without a meeting if all the Directors consent to the action in writing or by means of electronic transmission and such written consents are filed with the records of the meetings of the Directors. Such consents shall be treated for all purposes as votes taken at a meeting.

4.14 Presence Through Communications Equipment. Unless otherwise provided by law or by the Articles of Organization, members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

4.15 Chairman of the Board. The Chairman of the Board of Directors (if there be such an individual appointed) shall, except as the Directors shall otherwise determine, preside at all meetings of the Directors and of the shareholders. The Chairman of the Board shall have the duties and powers specified in these Bylaws and shall have such other duties and powers as may be determined by the Directors. The Chairman of the Board shall be a Director of the Corporation. In the absence (or inability or refusal to act) of the Chairman of the Board of Directors, any co-Chief Executive Officer shall preside when present at all meetings of the shareholders and the Board of Directors. The powers and duties of the Chairman of the Board of Directors shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board of Directors). The position of Chairman of the Board of Directors and co-Chief Executive Officer may be held by the same person.

ARTICLE V

MEANS OF GIVING NOTICE

5.1 Notice to Directors. Whenever under applicable law, the Articles of Organization or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

5.2 Notice to Shareholders. Whenever under applicable law, the Articles of Organization or these Bylaws notice is required to be given to any shareholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the shareholder, to the extent permitted by, and subject to the conditions set forth in Section 7.05 of the Massachusetts Business Corporation Act (“MBCA”). A notice to a shareholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the shareholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the shareholder at the shareholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the shareholder at the shareholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the shareholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the shareholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the shareholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the shareholder. A shareholder may revoke such shareholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

5.3 Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

5.4 Exceptions to Notice Requirements.

(a) Whenever notice is required to be given under any provision of this chapter to any shareholder, the notice shall not be required to be given if (a) notice of 2 consecutive annual meetings, and all notices of meetings during the period between the 2 consecutive annual meetings, have been sent to the shareholder at the shareholder’s address as shown on the records of the corporation and have been returned undeliverable; or (b) all, but not less than 2, payments of dividends on securities during a 12–month period, or 2 consecutive payments of dividends on securities during a period of more than 12 months, have been sent to the shareholder at the shareholder’s address as shown on the records of the Corporation and have been returned undeliverable.

(b) If the shareholder shall deliver to the Corporation a written notice setting forth the shareholder’s then-current address, the requirement that notice be given to the shareholder shall be reinstated.

(c) If the Corporation is unable to deliver notice to any shareholder to an address furnished by the shareholder for the purpose and the inability becomes known to the secretary or an assistant secretary of the corporation, the transfer agent or other person responsible for the giving of notice, the Corporation shall take such action as shall be reasonable in the circumstances to inform the shareholder of the inability and to request the shareholder to furnish a new address for the receipt of notices. Attempting to contact the shareholder at such other address, if any, as the corporation may have for the shareholder is deemed reasonable. The Corporation may continue to rely on the address last furnished by the shareholder for notice until it is furnished in writing a new address for notice. The failure of the Corporation to take the action required by this subsection shall not invalidate any meeting or other action.

ARTICLE VI

OFFICERS AND AGENTS

6.1 Enumeration; Qualification. The officers of the Corporation shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion elect or appoint. The Corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion appoint. Any officer may be but none need be a Director or shareholder of the corporation. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of such officer’s duties to the Corporation in such amount and with such sureties as the Directors may determine. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be shareholders or residents of the Commonwealth of Massachusetts.

6.2 Powers. Subject to law, to the Articles of Organization and to these Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to such individual’s office and such duties and powers as the Directors may from time to time designate.

6.3 Appointment. The President, the Treasurer, the Secretary and other officers, if any, may be appointed by the Board of Directors at any time.

6.4 Tenure. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, each officer of the Corporation shall hold office until such officer dies, resigns, is removed or becomes disqualified unless a shorter period shall have been specified by the terms of such officer’s appointment. Each agent shall retain authority as an agent at the pleasure of the directors.

6.5 Resignation and Removal. Any officer may resign at any time by delivering a resignation in writing to the President, the Secretary or to a meeting of the Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Directors may remove (whether or not such individual remains in a different capacity within the Corporation (either as an officer or employee)) any officer elected by them with or without cause at any time. No officer resigning, and

(except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no officer removed, shall have the right to any compensation as such officer for any period following such removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless the Directors in their discretion provide for compensation. Any officer appointed by any co-Chief Executive Officer or President may also be removed, with or without cause, by any co-Chief Executive Officer or President, as the case may be, unless the Board of Directors otherwise provides.

6.6 Vacancies. If the office of any officer becomes vacant, the Directors may elect or appoint a successor by vote of a majority of the Directors present. Each such successor shall hold office until such individual’s successor is chosen and qualified, or in each case until the successor sooner dies, resigns, is removed (whether or not such individual remains in a different capacity within the Corporation (either as an officer or an employee)) or becomes disqualified. Any vacancy occurring in any office appointed by any co-Chief Executive Officer or President may be filled by any co-Chief Executive Officer, or President, as the case may be, unless the Board of Directors then determines that such office shall thereupon be elected by the Board of Directors, in which case the Board of Directors shall elect such officer.

6.7 Co-Chief Executive Officers. The Co-Chief Executive Officers shall, together, be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board of Directors, and shall be responsible for the execution of the policies of the Board of Directors with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board of Directors pursuant to Section 4.15 above. In the absence (or inability or refusal to act) of the Chairman of the Board of Directors, any co-Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the shareholders and the Board of Directors. The position of co-Chief Executive Officer and President may be held by the same person.

6.8 President. The President of the Corporation shall, subject to the control of the Directors, have general charge and supervision of the business of the Corporation and, if the Chairman of the Board is unable to do so pursuant to Section 4.15, preside at all meetings of the shareholders and of the Directors, unless the Board of Directors shall otherwise determine. Except as the Directors may otherwise determine, any of the Corporation’s Co-Chief Executive Officers, if any, shall also be the Corporation’s President.

6.9 Vice Presidents. Any Vice President(s) shall have the duties and powers specified in these Bylaws and such other duties and powers as may be determined by the Directors.

6.10 Treasurer and Assistant Treasurers. The Treasurer shall have the duties and powers specified in these Bylaws and shall have such other duties and powers as may be designated from time to time by the directors. Any Assistant Treasurer(s) shall have such duties and powers as shall be designated from time to time by the Directors.

6.11 Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the shareholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the Corporation or at the office of its transfer agent or of its Secretary and shall be open at all reasonable times to the inspection of any shareholder. In the absence of the Secretary from any meeting of shareholders, an Assistant Secretary, or if there be none or such Assistant Secretary is absent, a temporary Secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each. The Secretary shall keep a true record of the proceedings of all meetings of the Directors and in the Secretary’s absence from any such meeting an Assistant Secretary, or if there be none or such

Assistant Secretary is absent, a temporary Secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall also have such other duties and powers as may be designated from time to time by the Directors. Any Assistant Secretary shall have such other duties and powers as shall be designated from time to time by the directors.

6.12 Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, any co-Chief Executive Officer or the President may authorize).

6.13 Other Officers. The Board of Directors may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

ARTICLE VII

CAPITAL STOCK

7.1 Number and Par Value. The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue shall be as stated in the Articles of Organization.

7.2 Stock Certificates. Each shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such officer at the time of its issue.

7.3 Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

7.4 Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the Directors may prescribe.

ARTICLE VIII

TRANSFER OF SHARES OF STOCK

8.1 Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the Corporation may reasonably require. Except as may otherwise be required by law, by the Articles of Organization or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. It shall be the duty of each shareholder to notify the Corporation of such shareholder’s address.

8.2 Record Date and Closing Transfer Books. The Directors may fix in advance a time, which shall not be more than 70 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

(a) The record date for determining shareholders having the right to notice of and to vote at a meeting of shareholders shall be at the close of business on the date next preceding the date on which notice is given; and

(b) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.1 Indemnification. The Corporation shall, to the extent legally permissible, indemnify each of its Directors and officers (including persons who act at its request as Directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a Director or officer, except:

(a) with respect to any matter as to which such Director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the Corporation (any person serving another organization in one or more of the indicated capacities at the request of the Corporation who shall have acted in good faith in the reasonable belief that such individual’s action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Corporation), or (b) to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan;

(b) provided however, no indemnification either for said payment or for any other expenses shall be provided as to any matter disposed of by a compromise payment by such Director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification:

(i) if there are two or more disinterested Directors, by a majority vote of all the disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of 2 or more disinterested Directors appointed by such a vote; or

(ii) by special legal counsel (i) selected in the manner prescribed in clause (x) above, or (ii) if there are fewer than two disinterested directors, selected by the board of directors, in which selection the directors who do not qualify as disinterested directors may participate; or

(iii) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or officer.

Expenses, including counsel fees, reasonably incurred by any Director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by such Director or officer to repay to the Corporation the amounts so paid by the Corporation if it is ultimately determined that indemnification for such expenses is not authorized under this Article IX. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any Director or officer may be entitled. As used in this Article IX, the terms, “Director” and “officer” include their respective heirs, executors and administrators, and an “interested” Director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Article VIII shall affect any rights to indemnification to which corporate personnel other than Directors or officers may be entitled by contract or otherwise under law.

No amendment or repeal of this Article IX on Indemnification of Directors and Officers or the relevant provisions of M.G.L. Chapter 156D shall affect or diminish the rights of any indemnified Director or officer with respect to any action or proceeding arising out of or relating to any actions occurring prior to the final adoption of such amendment or repeal. If the Massachusetts Business Corporation Act is subsequently amended to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the full extent permitted or required by such amendment.

ARTICLE X

CORPORATE SEAL

10.1 Corporate Seal. The seal of the Corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the word “Massachusetts”, together with the name of the Corporation and the year of its organization, cut or engraved thereon.

ARTICLE XI

EXECUTION OF PAPERS

11.1 Execution. Except as the Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed by the President, a Chief Executive Officer, a Co-Chief Executive Officer, or by one of the Vice Presidents or by the Treasurer.

ARTICLE XII

FISCAL YEAR

12.1 Fiscal Year. The fiscal year of the Corporation shall fixed by the Board.

ARTICLE XIII

AMENDMENTS

13.1 Amendment. These Bylaws may be altered, amended or repealed at any annual or special meeting of the shareholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the shareholders. These Bylaws may also be altered, amended or repealed by vote of a majority of the Directors then in office, except that the Directors shall not take any action which provides for indemnification of Directors nor any action to amend this Article XII, and except that the Directors shall not take any action unless permitted by law. Any Bylaw so altered, amended or repealed by the Directors may be further altered or amended or reinstated by the shareholders in the above manner.

ARTICLE XIV

MASSACHUSETTS CONTROL SHARE ACQUISITIONS ACT

14.1 Massachusetts Control Share Acquisition Act. The provisions of Chapter 110D shall not apply to control share acquisitions of the Corporation. If the provisions of Chapter 110D shall become applicable to control share acquisitions of the Corporation through amendment of these Bylaws or otherwise, the following provisions shall apply:

(a) Redemption of Shares. The Corporation is authorized to redeem shares acquired in a control share acquisition to the extent and in accordance with the procedures specified in Section 6 of Chapter 110D and in this Article XIII.

(b) Additional Procedures. The additional procedures for redemption of shares as contemplated by this Article XIII shall be:

(i) Fair value shall be determined by the Board of Directors or a committee of the board of directors of the Corporation, and the amount so determined shall be included in the notice of redemption given by the Corporation pursuant to Section 6 of Chapter 110D.

(ii) The person whose shares are being redeemed (the “Holder”) may within ten days after the date of the notice of redemption advise the Corporation in writing that the Holder believes that the value so determined is not fair, and in such event the Corporation shall, within the 30-day period following its receipt of the Holder’s notice, permit the Holder to submit such written and oral evidence of value as the Holder may wish and the Board of Directors or committee considers appropriate. The Board of Directors or committee shall affirm or revise its determination of fair value within fifteen days after the completion of the 30-day period, and shall promptly advise the Holder in writing of its decision.

(iii) The notice of redemption shall specify a redemption date, which shall be 30 days after the date of the notice (or the first business day after the 30-day period), and a redemption office, which shall be the principal office of the Corporation or an office of a commercial bank specified by the Corporation in the notice. The redemption date so fixed shall not be deferred by a request of the Holder for a redetermination of fair value. The Holder shall cause the certificate or certificates representing the shares being redeemed to be delivered to the redemption office not later than the redemption date, duly endorsed or assigned for transfer, with signature guaranteed, if such an endorsement or assignment is required in the notice of redemption.

(iv) The certificate or certificates representing the shares being redeemed having been deposited in accordance with item (iii) above, the redemption price shall be paid by the Corporation on the redemption date specified in its notice of redemption or such later date as the redemption price may be determined if the Holder has duly requested a redetermination of fair value.

(v) Notice of redemption having been given, from and after the redemption date the shares being redeemed shall no longer be deemed to be outstanding, and all rights of the holder or holders thereof as a shareholder or shareholders of the corporation shall cease, except the right to receive the redemption price. If the Corporation shall default in payment of the redemption price, interest shall accrue thereon from the date of default at the base or prime rate of the Corporation’s principal lending bank or, if none, the “base rate” or the “prime rate” as reported in the online edition of the Wall Street Journal as of 4:00 pm EST on any day for which interest shall accrue, and as in effect from time to time during the period of default.

(vi) Notice given by the corporation by first class mail or delivered in person on the basis of a good faith determination by the Corporation of the identity and address of the person who had made a control share acquisition shall be deemed to have been duly given.

(vii) Any person who makes a control share acquisition of the Corporation shall be deemed to have consented to and shall be bound by the provisions of this Article XIII and shall indemnify and hold the corporation harmless from and against any damage, loss or expense which the corporation may suffer as a result of any non-compliance with the provisions of this Article XIII.

References in this Article XIII to Chapter 110D mean Chapter 110D of the Massachusetts General Laws as in effect from time to time.

ARTICLE XV

MASSACHUSETTS BUSINESS COMBINATION ACT

15.1 Massachusetts Business Combination Act. The provisions of Chapter 110F of the Massachusetts General Laws shall not apply to “business combinations” (as defined therein) involving the Corporation.

Adopted and in effect as of March 3, 2022